Exhibit 99.1
Riley Permian Reports Third Quarter 2025 Results
OKLAHOMA CITY, November 5, 2025 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the third quarter ended September 30, 2025.
THIRD QUARTER 2025 AND RECENT HIGHLIGHTS
•Averaged 32.3 MBoe/d of total equivalent production (oil production of 18.4 MBbls/d)
•Generated $64 million of operating cash flow or $54 million before changes in working capital(1), $25 million of Total Free Cash Flow(1) and $39 million of Upstream Free Cash Flow(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $18 million ($13 million for upstream) and cash capital expenditures before acquisitions of $29 million ($15 million for upstream)
•Closed on the acquisition of Silverback Exploration II, LLC and its subsidiaries ("Silverback") for $120 million in cash plus $3.1 million in contingent consideration, subject to final purchase price adjustments, and began integration of the assets
•Increased annual dividend by 5% to $0.40 per share during October 2025
UPDATED GUIDANCE HIGHLIGHTS
•Raising guidance for full-year oil production by 2% at the midpoint (4% at the midpoint for the fourth quarter 2025)
•Maintaining guidance for full-year total capital expenditures and investments (at the midpoint)

Bobby Riley, Chief Executive Officer and Chairman of the Board commented, “Riley Permian delivered another solid quarter, marked by disciplined execution and strategic progress. We closed the Silverback acquisition in July and began integrating the asset, where we are already seeing increased production and reduced costs. The execution of our development and capital plan has generated significant free cash flow year-to-date. The combination of these factors gave us confidence to increase our quarterly dividend by 5% to $0.40 per share. We continue to progress our midstream and power generation projects, which provide critical infrastructure for Riley Permian to scale its operations in 2026 and beyond.”

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
During the third quarter, the Company drilled 0.0 net wells, completed 5.0 net wells and turned to sales 7.5 net wells.

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Gross	Net	Gross	Net
Wells Drilled
Texas	—	—	10	10.0
New Mexico	—	—	—	—
Total	—	—	10	10.0

Wells Completed
Texas	5	5.0	7	7.0
New Mexico	—	—	10	6.3
Total	5	5.0	17	13.3

Wells Turned to Sales
Texas	5	5.0	7	7.0
New Mexico	5	2.5	10	6.3
Total	10	7.5	17	13.3
Average oil production during the third quarter was 18.4 MBbls/d and average total equivalent production was 32.3 MBoe/d (57% oil and 81% liquids). Daily oil volumes increased 21% and daily total equivalent volumes increased 33% quarter-over-quarter.
The Silverback operations were successfully transitioned to the Company during the third quarter. We completed several successful workovers which resulted in increased oil production above pre-acquisition levels.

THIRD QUARTER 2025 FINANCIAL RESULTS
Revenues totaled $107 million, net cash provided by operating activities was $64 million and net income was $16 million, or $0.77 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $64 million, cash flow from operations before changes in working capital(1) was $54 million, Total Free Cash Flow(1) was $25 million and Adjusted Net Income(1) was $19 million, or $0.88 per diluted share.
Average realized prices, before derivative settlements, were $63.94 per barrel of oil, $(0.21) per Mcf of natural gas and $(0.66) per barrel of natural gas liquids (“NGL”). The Company reported a $2 million gain on derivatives, substantially all of which was realized.
Operating expenses included lease operating expense of $27 million, or $9.03 per Boe, administrative costs of $10 million, or $3.34 per Boe and production and ad valorem taxes of $8 million or $2.78 per Boe.
The Company incurred $18 million in total accrued capital expenditures ($13 million for upstream). On a cash basis, the Company had total capital expenditures of $29 million ($15 million for upstream).
As of September 30, 2025, the Company had $225 million of borrowings outstanding on its Credit Facility and $150 million principal value of its Senior Notes, for a combined principal value of debt of $375 million. The Company increased total debt by $91 million, including a $96 million increase on the Credit Facility and $5 million reduction on the Senior Notes. The increase in total debt can be attributed to Credit Facility proceeds of $125 million to fund the acquisition of Silverback and related transaction expenses, partially offset by repayments of $29 million. Net interest expense was $10 million.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
The Company paid a cash dividend of $0.38 per share, for a total of $9 million. Subsequent to quarter-end, the Company declared a cash dividend of $0.40 per share, a 5% increase from our previous level.
NEW MEXICO MIDSTREAM PROJECT UPDATE
The Company continues to advance the build-out of its midstream infrastructure in New Mexico, for which we have a planned 2026 in-service date for our pipeline to connect to our third-party midstream counterparty.
During the third quarter, we continued to capitalize on the low-pressure gathering and high-pressure compression facilities commissioned in the prior quarter, which enabled us to turn to sales 5 gross wells during the third quarter.
Additionally, we entered into a purchase agreement for three additional compressors to be delivered in late 2026 and early 2027.
The Company incurred $5 million in accrued midstream capital expenditures during the third quarter. On a cash basis, the Company had midstream capital expenditures of $14 million (higher than accruals due to deposits related to purchase agreements). The Company has incurred a total of $26.5 million of midstream capital expenditures from inception to date on an accrual basis and a total of $31.4 million on a cash basis through September 30, 2025.

POWER ACTIVITY UPDATE
RPC Power LLC (“RPC Power”), is our power-focused joint venture with Conduit Power LLC, in which we have 50% ownership.
During the third quarter 2025, RPC Power served approximately 70% of the Company’s load for its Champions field in Texas. The amount of load served is forecasted to increase during 2026 following planned improvements to gas supply infrastructure and the installation of battery energy storage systems.
RPC Power’s other project is focused on building 40 MW of generation capacity across four sites in west Texas for the sale of power into ERCOT. Construction and interconnection work continued across each of the four sites during the third quarter of 2025. The first site has a planned commissioning with ERCOT during the first quarter of 2026, with the remaining sites planned for commissioning in subsequent quarters throughout 2026.
During the third quarter, Riley Permian invested $8.5 million in RPC Power. Each of the Company and Conduit Power LLC has invested a total of $39 million as of September 30, 2025 in RPC Power.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Selected Financial Data (in thousands):
Oil and natural gas sales, net	$106,852	$85,394	$102,339	$294,703	$307,106
Income from Operations	$28,862	$28,754	$17,478	$107,118	$121,657
Adjusted EBITDAX(1)	$64,041	$59,340	$71,741	$194,514	$215,151
Cash Flow from Operations	$63,650	$33,640	$72,130	$147,671	$179,896

Upstream Accrual Capital Expenditures	$13,129	$22,022	$30,018	$54,581	$77,638
Upstream Cash Capital Expenditures	$14,893	$25,300	$22,710	$56,467	$77,066
Total Accrual Capital Expenditures	$18,019	$27,786	$30,018	$69,805	$77,638
Total Cash Capital Expenditures	$29,027	$28,715	$22,710	$76,895	$77,066

Upstream Free Cash Flow(1)	$39,441	$21,250	$37,809	$99,998	$99,380
Total Free Cash Flow(1)	$25,307	$17,835	$37,809	$79,570	$99,380

Production Data, net:
Oil (MBbls)	1,690	1,382	1,424	4,478	4,055
Natural gas (MMcf)	3,380	2,213	1,940	7,821	5,179
NGLs (MBbls)	722	465	408	1,609	1,031
Total (MBoe)	2,975	2,216	2,155	7,391	5,949

Daily combined volumes (Boe/d)	32,337	24,352	23,424	27,073	21,712
Daily oil volumes (Bbls/d)	18,370	15,187	15,478	16,403	14,799

Average Realized Prices:(2)
Oil ($ per Bbl)	$63.94	$62.17	$73.95	$65.33	$76.12
Natural gas ($ per Mcf)	$(0.21)	$(0.39)	$(0.60)	$0.00	$(0.28)
NGLs ($ per Bbl)	$(0.66)	$0.75	$(4.40)	$1.34	$(0.08)

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$65.17	$66.10	$73.84	$67.28	$75.03
Natural gas ($ per Mcf)	$(0.16)	$(0.52)	$(0.10)	$(0.02)	$0.39
NGLs ($ per Bbl)(4)	$(0.66)	$0.75	$(4.40)	$1.34	$(0.08)

Weighted Average Common Shares Outstanding (in thousands):
Basic	21,164	21,141	20,992	21,139	20,584
Diluted	21,263	21,158	21,209	21,178	20,764
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. The costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of our commodity derivative contracts. These gains (losses) are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2025 GUIDANCE
Riley Permian is providing fourth quarter detailed guidance and modifying previously disclosed full-year 2025 activity guidance based on currently scheduled development activity and current market conditions. The Company’s operating and financial results for the fourth quarter 2025 will incorporate the addition of Silverback, while full-year 2025 guidance reflects the impact of six months for Silverback.
The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on third-party midstream service provider conditions. In the event our midstream project is delayed, it may have corresponding impacts on net production volumes and investing expenditures.

Activity and Production	Q4 2025	Full-Year 2025
Net Operated Well Activity
Drilled (#)	8.0 - 10.0	18.0 - 20.0
Completed (#)	3.0 - 5.0	16.3 - 18.3
Turned to Sales (#)	2.0 - 3.0	15.3 - 16.3

Non-Operated D&C (#)	0.5 - 1.3	0.5 - 1.3

Net Production
Total (MBoe/d)	32.9 - 33.9	28.6 - 28.8
Oil (MBbls/d)	18.7 - 19.7	17.0 - 17.2

Capital Expenditures and Investing (in millions)(1)
Drilling, Completions and Capitalized Workovers	27 - 31	76 - 80
Upstream Infrastructure (Excluding New Mexico Midstream)	4 - 5	4 - 5
Land and Other	4 - 5	9 - 10
Upstream Capital Expenditures	35 - 41	89 - 95

Midstream Capital Expenditures	15 - 30	30 - 45
Total Capital Expenditures	50 - 71	119 - 140

Power JV Investment	1	16
Total Investments	51 - 72	135 - 156

Operating and Corporate Costs	Q4 2025

Lease Operating Expenses ($ per Boe)	8.50 - 9.50
Production and Ad Valorem Taxes (% of revenue)	7.5% - 8.5%
Administrative Costs ($ per Boe)	2.75 - 3.25
Interest Expense ($ in millions)(2)	6 - 8
___________________
(1)Accrual (activity-based) investing expenditures before acquisitions
(2)Interest expense is net of interest rate derivative settlements

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on November 6, 2025 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until November 20, 2025 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented upstream company operating in Texas and New Mexico with midstream and power projects that complement our operations. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation, power and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development and midstream project on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the new administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.

Exhibit 99.1
Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2025	December 31, 2024
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$16,459	$13,124
Accounts receivable, net	41,080	44,411
Prepaid expenses	2,378	1,592
Inventory	8,901	5,734
Current derivative assets	10,566	3,264
Total Current Assets	79,384	68,125
Oil and natural gas properties, net (successful efforts)	1,002,617	860,797
Other property and equipment, net	46,376	30,477
Non-current derivative assets	481	585
Equity method investment	37,294	22,811
Funds held in escrow	1,196	—
Other non-current assets, net	23,990	10,706
Total Assets	$1,191,338	$993,501
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$12,155	$13,937
Accrued liabilities	30,829	33,918
Revenue payable	52,879	34,786
Current portion of long-term debt	20,000	20,000
Other current liabilities	11,445	20,123
Total Current Liabilities	127,308	122,764
Non-current derivative liabilities	321	414
Asset retirement obligations	59,118	32,706
Long-term debt	347,042	249,494
Deferred tax liabilities	85,918	76,547
Other non-current liabilities	5,134	961
Total Liabilities	624,841	482,886
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 22,009,159 and 21,482,555 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	22	21
Additional paid-in capital	315,549	310,232
Retained earnings	250,926	200,362
Total Shareholders' Equity	566,497	510,615
Total Liabilities and Shareholders' Equity	$1,191,338	$993,501

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Revenues:
Oil and natural gas sales, net	$106,852	$102,339	$294,703	$307,106
Contract services - related parties	—	—	—	380
Total Revenues	106,852	102,339	294,703	307,486
Costs and Expenses:
Lease operating expenses	26,874	18,532	64,085	51,793
Production and ad valorem taxes	8,278	7,002	21,074	21,407
Exploration costs	217	375	273	439
Depletion, depreciation, amortization and accretion	27,214	20,722	65,915	55,971
Impairment of oil and natural gas properties	—	—	1,214	—
Other impairments	—	30,158	—	30,158
General and administrative:
Administrative costs	9,922	5,879	23,559	17,862
Share-based compensation expense	2,688	1,720	6,742	6,693
Cost of contract services - related parties	—	—	—	363
Transaction costs	2,797	473	4,723	1,143
Total Costs and Expenses	77,990	84,861	187,585	185,829
Income from Operations	28,862	17,478	107,118	121,657
Other Income (Expense):
Interest expense, net	(9,606)	(8,789)	(23,438)	(26,713)
Gain on derivatives, net	1,920	24,217	14,790	6,781
Loss from equity method investment	(19)	(210)	(267)	(235)
Total Other Income (Expense)	(7,705)	15,218	(8,915)	(20,167)
Net Income from Operations before Income Taxes	21,157	32,696	98,203	101,490
Income tax expense	(4,817)	(7,033)	(22,760)	(23,521)
Net Income	$16,340	$25,663	$75,443	$77,969

Net Income per Share:
Basic	$0.77	$1.22	$3.57	$3.79
Diluted	$0.77	$1.21	$3.56	$3.76
Weighted Average Common Shares Outstanding:
Basic	21,164	20,992	21,139	20,584
Diluted	21,263	21,209	21,178	20,764

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Cash Flows from Operating Activities:
Net income	$16,340	$25,663	$75,443	$77,969
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	202	404	212	404
Depletion, depreciation, amortization and accretion	27,214	20,722	65,915	55,971
Impairment of oil and natural gas properties	—	—	1,214	—
Other impairments	—	30,158	—	30,158
Gain on derivatives, net	(1,920)	(24,217)	(14,790)	(6,781)
Settlements on derivative contracts	2,263	815	8,529	(910)
Amortization of deferred financing costs and discount	1,197	1,343	3,570	3,975
Share-based compensation expense	2,688	1,720	6,742	6,693
Deferred income tax expense	6,331	3,659	9,371	8,732
Loss from equity method investment	19	210	267	235
Other	—	42	(8)	—
Changes in operating assets and liabilities	9,316	11,611	(8,794)	3,450
Net Cash Provided by Operating Activities	63,650	72,130	147,671	179,896
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(14,292)	(22,446)	(55,230)	(76,372)
Additions to midstream property and equipment	(14,134)	—	(20,428)	—
Additions to other property and equipment	(601)	(264)	(1,237)	(694)
Net assets acquired in business combination	(117,827)	—	(117,827)	—
Acquisitions of oil and natural gas properties	(23)	(1,459)	(2,161)	(19,597)
Contributions to equity method investment	(8,500)	(1,500)	(14,750)	(16,662)
Funds held in escrow	13,005	—	(1,196)	—
Net Cash Used in Investing Activities	(142,372)	(25,669)	(212,829)	(113,325)
Cash Flows from Financing Activities:
Deferred financing costs	(79)	(11)	(243)	(80)
Proceeds from Credit Facility	125,000	—	155,000	15,000
Repayments under Credit Facility	(29,000)	(30,000)	(45,000)	(70,000)
Repayments of Senior Notes	(5,000)	(5,000)	(15,000)	(15,000)
Payment of common share dividends	(8,719)	(8,132)	(24,840)	(22,839)
Proceeds from issuance of common shares, net	—	—	—	25,415
Common stock repurchased for tax withholding	(1,047)	(906)	(1,424)	(1,064)
Net Cash Provided by (Used in) Financing Activities	81,155	(44,049)	68,493	(68,568)
Net Increase (Decrease) in Cash	2,433	2,412	3,335	(1,997)
Cash, Beginning of Period	14,026	10,910	13,124	15,319
Cash, End of Period	$16,459	$13,322	$16,459	$13,322

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps, costless collars and basis swaps. The following table summarizes the open financial derivatives as of October 31, 2025, related to our future oil and natural gas production:

	2025 (1)	2026				2027
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil
WTI Oil Swaps
Volume (Bbl)	679,947	636,000	600,000	600,000	600,000	305,000	170,000
Weighted average price ($/Bbl)	$66.93	$61.98	$61.71	$60.99	$60.70	$61.07	$60.81

WTI Oil Collars
Volume (Bbl)	480,000	516,000	486,000	480,000	440,000	355,000	477,000	60,000
Weighted average floor price ($/Bbl)	$63.10	$59.55	$57.78	$56.99	$56.39	$57.03	$55.31	$52.00
Weighted average ceiling price ($/Bbl)	$77.07	$77.16	$73.54	$72.31	$68.61	$66.19	$68.35	$67.55

Natural Gas
NYMEX Natural Gas Swaps
Volume (MMBtu)	965,000	1,005,000	450,000	300,000	500,000	600,000
Weighted average price ($/MMBtu)	$3.74	$3.97	$3.64	$3.59	$4.07	$4.19

NYMEX Natural Gas Collars
Volume (MMBtu)	400,000	225,000	900,000	900,000	600,000	450,000
Weighted average floor price ($/MMBtu)	$3.30	$3.67	$3.05	$3.05	$3.43	$3.80
Weighted average ceiling price ($/MMBtu)	$4.00	$4.30	$3.74	$3.74	$4.79	$5.84

Waha Basis Swaps
Volume (MMBtu)	450,000	450,000	450,000	450,000	600,000	1,350,000	675,000	675,000	675,000
Weighted average price ($/MMBtu)	$(2.07)	$(2.01)	$(2.26)	$(2.26)	$(1.31)	$(0.87)	$(0.74)	$(0.74)	$(0.74)
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(1)Q4 2025 derivative positions shown include 2025 contracts, some of which have settled as of October 31, 2025.

Exhibit 99.1
Interest Rate Contracts
The following table summarizes the open interest rate derivative positions as of October 31, 2025:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
October 2025 - April 2026	Long	$30,000	3.18%
October 2025 - April 2026	Long	$50,000	3.04%
October 2026 - April 2027	Long	$45,000	3.90%